UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands		c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

Item 1.01. Entry into a Material Agreement.

As previously disclosed by UTi Worldwide Inc. (the Company), on September 5, 2014, certain subsidiaries of the Company with operations in South Africa (collectively, the South African Obligors) entered into an amendment and restatement agreement, which amended and restated the Company’s South African credit facilities agreement (such facilities agreement as so amended, the Amended South African Facilities Agreement) with Nedbank Limited (Nedbank).

On May 8, 2015, the Amended South African Facilities Agreement was amended pursuant to a letter amendment (the Amendment) from Nedbank and accepted by the South African Obligors.

The Amendment adjusts the calculation of the Interest Cover Ratio, a financial covenant contained in the Amended South African Facilities Agreement, for the Measurement Period ending on July 31, 2015, by excluding the amount of R280 million which relates to a previously disclosed impairment relating to an unpaid receivable owed by a client in South Africa that has entered the South African equivalent of a bankruptcy.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: May 14, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico, Executive Vice President,
Chief Administrative Officer